Exhibit 5.1

[Clifford Chance Letterhead]

April 20, 2010

CB Richard Ellis Realty Trust

515 South Flower, Suite 3100

Los Angeles, California 90071

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to CB Richard Ellis Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters arising out of the registration of up to 100,000 shares (the “Shares”) of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), issuable pursuant to the Company’s 2004 Equity Incentive Plan (the “Plan”). The Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In rendering the opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan and certain resolutions (the “Resolutions”) of the Board of Trustees of the Company, certified by an officer of the Company on the date thereof as being complete, accurate and in effect, authorizing the filing of the Registration Statement and other related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate, trust, and partnership records, certificates and letters of public officials and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinion set forth below. In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us, and the conformity with the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. As to facts upon which this opinion is based, we have relied, as to all matters of fact, upon certificates and written statements of officers, trustees, partners and employees of, and accountants for, the Company.

Based on, and subject to, the foregoing, the qualifications and assumptions set forth herein and such examination of law as we have deemed necessary, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with the Company’s declaration of trust, Registration Statement, the Resolutions and the Plan, will be (assuming that, upon issuance, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under its declaration of trust) validly issued, fully paid and non-assessable.

The opinion set forth in this letter relate only to the federal securities laws of the United States of America, the laws of the State of New York and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the “Maryland REIT Law”) and we express no opinion as to the laws of another jurisdiction and we assume no responsibility for the applicability or effect of the laws of any other jurisdiction or as to any laws of the State of Maryland other than the Maryland REIT Law. We are a firm of attorneys licensed to practice in some, but not all, the states of the United States of America. We do not hold ourselves out as experts in the laws of any state in which none of the attorneys in our firm is licensed to practice.

This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP